UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 21, 2014

(Date of earliest event reported)

CTD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-25466	59-3029743
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14120 N.W. 126th Terrace Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

(386) 418-8060
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2014, the Registrant entered into a Securities Purchase Agreement (the “Agreement”) with six accredited investors under which it issued 1,725,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $1.00 per share, for aggregate gross proceeds to the Registrant of $1,725,000 (the “Private Placement”).

The Registrant intends to use the proceeds of the offering primarily for the development of the Trappsol® Cyclo™ orphan drug, including submission of a Drug Master File with the U.S. Food and Drug Administration, planning for clinical trials in Europe and other developmental work, as well as for general corporate purposes.

Scarsdale Equities, LLC (“Scarsdale”) acted as financial advisor and exclusive placement agent of the Registrant in connection with the Private Placement. Under its engagement letter with Scarsdale, the Registrant will pay a fee to Scarsdale with respect to any private placement of debt or equity securities of the Registrant during the term of the engagement in an amount equal to 6% of the proceeds of any such financing. In addition, Scarsdale will be entitled to receive seven-year warrants to purchase 6% of the securities issued as a part of such a financing, with a warrant price equal to 100% of the offering price of the securities sold. N. Scott Fine, a director of the Registrant, is a principal at Scarsdale.

This summary of the Agreement is qualified in its entirety by reference to the Agreement attached as an exhibit to this report.

Forward-Looking Statements

This report contains "forward-looking statements" about the Registrant’s current plans and expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as statements pertaining to the Registrant’s regulatory and other plans for its Trappsol® Cyclo™ product, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results in future periods to differ materially from what is expressed in, or implied by, these statements. The factors which may influence the Registrant’s future performance include its ability to obtain additional capital to expand operations as planned, success in attracting additional customers and profitable contracts, and regulatory risks associated with producing food and pharmaceutical grade products. These and other risk factors are described from time to time in the Registrant’s filings with the Securities and Exchange Commission, including, but not limited to, its reports on Forms 10-K and 10-Q. Unless required by law, the Registrant assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is incorporated into this Item 3.02 by reference. The Shares were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of the private placement exemption in section 4(a)(2) of that Act and/or the provisions of Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure

On July 22, 2014, the Registrant issued a press release announcing the Private Placement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Securities Purchase Agreement dated as of July 21, 2014, between and among CTD Holdings, Inc. and the purchasers named therein

99.1	Press release dated July 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTD HOLDINGS, INC.

	By:	/s/ Jeffrey Tate
	Name:	Jeffrey Tate
	Title:	Chief Executive Officer

Date: July 22, 2014